OMRIX Biopharmaceuticals Appoints Asaf Alperovitz as Chief Financial Officer

New York, NY, August 11, 2008 — OMRIX Biopharmaceuticals, Inc. (“Omrix”) (NASDAQ: OMRI), a fully-integrated biopharmaceutical company that develops and markets biosurgical and immunotherapy products, announced today the appointment of Asaf Alperovitz, as Chief Financial Officer (CFO) effective October 23, 2008.

“After conducting a thorough search in the US and Israel, we are pleased to welcome Asaf to OMRIX”, said Robert Taub, President and Chief Executive Officer. “Asaf has significant experience working with public companies. The depth and caliber of Asaf’s international experience, including his manufacturing and systems expertise, will be invaluable to help lead OMRIX into the next phase of growth. Asaf joins us from Tefron Ltd., a NYSE Company with a similar business model to OMRIX in terms of global manufacturing operations and markets. Asaf’s background will enable him to quickly understand the dynamics of our operations and business model and communicate effectively with the investment community. The management team and I look forward to Asaf’s contributions to OMRIX.”

“I would also like to thank Sophie Hobbs, who has acted as our Interim CFO for the last three quarters”, continued Robert Taub, President and Chief Executive Officer. “Sophie came to Omrix during a challenging period and has worked tirelessly with unwavering dedication. I am also thankful that she will continue with Omrix through the transition period.”

Mr. Alperovitz has been CFO from 2005 of Tefron LTD, a multinational manufacturing company listed on both the New York (NYSE: TFR) and Tel-Aviv (TASE: TFRN) Stock Exchanges. From 2003 until 2005, Mr. Alperovitz was CFO of Corigin Ltd., an international enterprise software company. Prior to 2003, Mr. Alperovitz held a variety of management positions with Ernst & Young in Israel and the United States. His client-base included publicly traded companies in the U.S., Europe and Israel and his experience includes mergers and acquisitions as well as equity and debt public offerings.

In his position as CFO of Omrix, Mr. Alperovitz will be responsible for finance, strategic, operational and financial planning, investor relations and information technology systems.

Mr. Alperovitz is a Certified Public Accountant and holds a Bachelor’s degree in Accounting and Economics and a Masters in Business Administration from Tel-Aviv University.

About Omrix Biopharmaceuticals, Inc.

Omrix is a fully integrated biopharmaceutical company that develops, manufactures and markets protein-based biosurgery and passive immunotherapy products. Omrix’ biosurgery product line includes products and product candidates that are used for the control of bleeding, or hemostasis, and other surgical applications. The Company’s passive immunotherapy product line includes antibody-rich products and product candidates for the treatment of immune deficiencies, infectious diseases and potential biodefense applications. For more information, please visit www.omrix.com.

Safe Harbor Statement

This news release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the Company’s filings with the Securities and Exchange Commission (SEC), including sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K as filed with the SEC on March 17, 2008, and the Company’s most recent quarterly reports on Form 10-Q and its current reports on Form 8-K. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this news release.

CONTACT:

OMRIX Biopharmaceuticals, Inc.
Francesca M. DeMartino, 212-887-6510
Senior Director, Investor Relations
francesca.demartino@omrix.com